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                                                                    EXHIBIT 99.1

imagyn
MEDICAL TECHNOLOGIES

5 Civic Plaza, Suite 100
Newport Beach, CA  92660
phone 714.668.5858
fax 714.668.5856
NB1:423275.1

                                 FOR:        Imagyn Medical Technologies, Inc.

                                 CONTACT:    Charles A. Laverty
                                             Chairman & Chief Executive Officer
                                             Michael Montevideo
                                             Chief Financial Officer
                                             Imagyn Medical Technologies, Inc.
                                             (714) 668-5858

       For Immediate Release
       ---------------------
                                             Edward Nebb/Lisa Gibson
                                             BSMG Worldwide
                                             (212) 445-8000 or (212) 445-8270

                   IMAGYN MEDICAL TECHNOLOGIES, INC. ANNOUNCES
                          FINANCIAL RESTRUCTURING PLAN

           HOLDERS OF MAJORITY OF DEBT SUPPORT PRENEGOTIATED PLAN OF
                         REORGANIZATION UNDER CHAPTER 11

NEWPORT BEACH, CA, May 18,1999 - Imagyn Medical Technologies, Inc. (OTC Bulletin
Board: IMTI) today announced a strategic restructuring initiative designed to reduce the Company's debt, stabilize its capital structure, and strengthen its ability to pursue future opportunities in the medical device market.

         To facilitate the restructuring, Imagyn today filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. As previously reported, on May 3, 1999, three creditors representing a minority of holders of the 12-1/2% Senior Subordinated Notes filed an involuntary bankruptcy petition against the Company in the same Court. Accordingly, Imagyn has requested that the Court convert the involuntary bankruptcy case into the voluntary Chapter 11 petition filed today.

         Imagyn has received a commitment for Debtor-in-Possession (DIP) financing from a group of its existing lenders. The financing will be used to fund normal business operations.

         Charles A. Laverty, Imagyn's Chairman and Chief Executive Officer, said, "Our intention is to shortly submit a prenegotiated Plan of Reorganization to build a viable capital structure that will give Imagyn the financial flexibility to realize its potential in the market for specialized medical devices and products. We are pleased to have the support of the holders of a majority of the Company's debt as we pursue this goal."

         "Imagyn expects to operate in the normal course during the Chapter 11 case. The Company will continue payment of normal employee salaries, wages and benefits, and will honor existing customer-related practices. The proposed Plan of Reorganization will strengthen Imagyn's financial position by reducing a substantial portion of its outstanding debt," Mr. Laverty added.

         Details of the prenegotiated Plan of Reorganization have not been finalized. However, it is currently expected that under the Plan to be submitted shortly, all outstanding Common Stock of Imagyn Medical Technologies, Inc. will be canceled, and a new class of stock would be issued to certain of the Company's creditors. It is further expected that holders of existing Common Stock will receive no distribution under the Plan.

         The restructuring is subject to a number of conditions including, but not limited to, definitive documentation and receipt of necessary approvals from the Company's creditors and Court approval of the prenegotiated Plan of Reorganization.

         Imagyn Medical Technologies, Inc. is a designer, manufacturer and marketer of urological, gynecological and general surgery medical products for the health care market.

         This press release contains forward-looking statements that involve risks and uncertainties. Such statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause results to differ materially from those described in the forward-looking statements. Factors that may cause such differences include, but are not limited to, those described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

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